UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 3, 2014

Quad/Graphics, Inc.
(Exact name of registrant as specified in its charter)

Wisconsin	001-34806	39-1152983
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

N61 W23044 Harry's Way, Sussex, Wisconsin 53089-3995
(Address of principal executive offices, including zip code)

(414) 566-6000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R. §230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. §240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 C.F.R. §240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. §240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 4, 2014, Quad/Graphics, Inc. (the “Company”) announced executive leadership changes that will be effective March 1, 2014, including the following: (a) John C. Fowler, currently the Company’s Executive Vice President and Chief Financial Officer, will become Executive Vice President and Vice Chairman; (b) Thomas J. Frankowski, currently the Company’s Executive Vice President of Manufacturing & Operations, will become Executive Vice President and Chief Operating Officer (and will also remain as the President of Quad/Graphics Europe); (c) David J. Honan, currently the Company’s Vice President, Controller & Chief Accounting Officer, will become Vice President and Chief Financial Officer; (d) Anthony C. Staniak, currently the Company’s Executive Director – Financial Controller, will also become Chief Accounting Officer; and (e) David A. Blais, currently the Company’s Executive Vice President of Sales and Client Services, will become Executive Vice President of Global Procurement and Platform Strategy.

Mr. Staniak, 41, has been Executive Director – Financial Controller of the Company since March 2013. He joined the Company in October 2009, serving as a Divisional Controller until July 2010, as Director of SEC Reporting from July 2010 to December 2011 and as Director of Internal Audit from December 2011 to March 2013. Prior to joining the Company, Mr. Staniak served as Chief Financial Officer of Sagence, Inc.

A copy of the press release announcing these executive leadership changes is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein.

Item 9.01.	Financial Statements and Exhibits.

(a)    Not applicable.
(b)    Not applicable.
(c)    Not applicable.
(d)    Exhibits. The following exhibit is being filed herewith:
(99.1)    Press Release of Quad/Graphics, Inc., dated February 4, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUAD/GRAPHICS, INC.

Date:	February 4, 2014	By:	/s/ Jennifer J. Kent
Jennifer J. Kent
Vice President & General Counsel

QUAD/GRAPHICS, INC.
Exhibit Index to Current Report on Form 8-K
Dated February 3, 2014

Exhibit Number

(99.1)	Press Release of Quad/Graphics, Inc., dated February 4, 2014.

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